UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

BOOTS & COOTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7908 N. Sam Houston Parkway W. 5th Floor Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 931-8884

Boots & Coots International Well Control, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Issuance of Restricted Stock Awards

On May 21, 2009, at the Company’s annual meeting of stockholders, the Company’s stockholders approved a 3 million share increase in the number of shares of common stock available under the Company’s 2004 Long Term Incentive Plan. As disclosed in the proxy statement relating to the annual meeting of stockholders, the Compensation Committee of the Board of Directors of the Company preliminarily approved awards of restricted stock to certain executives and employees subject to stockholder approval of the increase in the number of shares of common stock available under the Company’s 2004 Long Term Incentive Plan.  On June 29, 2009, the Company issued the awards to named executives previously disclosed in the proxy statement, as follows:

Name	Number of Shares of Restricted Stock(1)

Jerry Winchester President and Chief Executive Officer	400,000
Dewitt Edwards Chief Operating Officer	300,000
Cary Baetz Chief Financial Officer	150,000
Allen Duke Sr. VP Global Business Development and Delivery	50,000
John Hebert Sr. VP Resource Management	25,000
_______________________________

(1)	All awards vest in four equal annual installments in February of each year, with the first installment vesting February 2010.

Amendment of Certain Employment/Severance Agreements

Also effective June 29, 2009, the Company entered into amended and restated employment agreements with Messrs. Winchester and Edwards and an amended and restated severance agreement with Mr. Baetz.  The amended and restated employment agreements and severance agreement revise the amount and terms of severance payments that would be made in the event of a change in control transaction to be more competitive with current market practices. The amended agreements provide that upon termination of the executive’s employment by us for any reason other than for cause, or if the executive terminated his employment for good reason, in each case within one year following a change in control transaction, the executive would be entitled to a lump sum payment equal to 2.5 times, in the case of Mr. Winchester, or 2 times, in the case of Messrs. Edwards and Baetz, his annual salary and bonus, continued payment of medical insurance premiums for 2.5 years, in the case of Mr. Winchester, or 2 years, in the case of Messrs. Edwards and Baetz, and the acceleration of the vesting of incentive awards as of the date of termination.  The foregoing summary is qualified by reference to the text of each agreement, which are filed herewith as exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Item

10.1	Amended and Restated Employment Agreement between Boots & Coots, Inc. and Jerry Winchester, dated June 29, 2009.

10.2	Amended and Restated Employment Agreement between Boots & Coots Services, LLC and Dewitt Edwards, dated June 29, 2009.

10.3	Amended and Restated Severance Agreement between Boots & Coots Services, LLC and Cary Baetz, dated June 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS, INC.

Date: July 1, 2009	By:	/S/	Cary Baetz
Cary Baetz
Chief Financial Officer